Exhibit 99.4

CAREY FINANCIAL, LLC
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Agreement”) is made as of August 10, 2017 by and among Carey Financial, LLC, a Delaware limited liability company (the “Assignor”), Carey Credit Income Fund and each feeder fund listed on Schedule A of the Dealer Manager Agreement (as defined below), each a Delaware statutory trust (collectively, the “Funds”), and Guggenheim Funds Distributors, LLC, a Delaware limited liability company (the “Assignee”). Capitalized terms used and not defined herein are defined as set forth in the Second Amended and Restated Dealer Manager Agreement, dated as of April 12, 2017, by and among the Assignor and the Funds (the “Dealer Manager Agreement”).
WHEREAS, the Assignor desires to assign its rights and delegate its duties under the Dealer Manager Agreement to the Assignee pursuant to this Agreement, the effect of which shall be that, from and after the date hereof, (i) the Assignee shall (A) be substituted for the Assignor pursuant to the Dealer Manager Agreement and (B) assume the obligations of the Assignor under the Dealer Manager Agreement occurring after the date hereof, (ii) the Assignor shall be released from its obligations under the Dealer Manager Agreement occurring after the date hereof, and (iii) the Funds shall look only to the Assignee for the satisfaction of the obligations of the Assignor pursuant to the Dealer Manager Agreement occurring after the date hereof.
NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Assignment; Delegation; Release.
(a)    The Assignor hereby assigns, grants, transfers and delivers to the Assignee all right, title and interest in and to the Dealer Manager Agreement, effective as of the date first written above. The Assignee hereby accepts such assignment of the Dealer Manager Agreement and agrees to be substituted for the Assignor with respect to the Dealer Manager Agreement. The Assignee acknowledges that it has been furnished a true and complete copy of the Dealer Manager Agreement and has reviewed and understands the terms thereof. Further, the Assignor hereby transfers, and the Assignee hereby assumes, effective as of the date first written above, all the Assignor’s obligations occurring after the date hereof under the Dealer Manager Agreement and adopts and agrees to be bound by all of the terms and provisions thereof. The parties acknowledge and agree that from and after the date of this Agreement, the Assignor shall no longer be a party to the Dealer Manager Agreement and shall no longer have any rights or obligations in connection therewith and, effective as of the date first written above, the Funds hereby fully and finally release the Assignor from all liabilities and obligations incurred under, arising out of or relating to the Dealer Manager Agreement occurring after the date hereof.
(b)    As a condition of assignment hereunder, the Assignor hereby agrees that it shall promptly furnish to the Assignee (i) the information specified in Section 9(b)(ii) of the Dealer Manager Agreement; and (ii) a list of all registered investment advisors who have entered into agreements with respect to the Funds.
2.    Assignor’s Representations. The Assignor represents and warrants to the Funds and the Assignee as follows:

(a)    This Agreement has been duly authorized, executed and delivered by the Assignor, and such authorization, execution and delivery and the terms and performance of this Agreement do not violate any obligation by which the Assignor is bound or any applicable law.
(b)    The Assignor shall defend, indemnify and hold harmless Assignee, its affiliates and their trustees, directors, officers, employees, and agents and their respective successors, heirs and assigns from and against any and all liabilities, claims, demands, damages, judgments, losses and expenses of any nature, including without limitation legal expenses and reasonable attorneys’ fees, arising out of or resulting from acts or omissions under the Dealer Manager Agreement prior to the date of this Agreement.
3.    Assignee’s Representations. The Assignee represents and warrants to the Funds and the Assignor as follows:
(a)    The Assignee is duly and validly formed and validly existing in good standing as a limited liability company under the laws of the State of Delaware and has full right, power and authority to enter into this Agreement and to perform its obligations hereunder.
(b)    This Agreement has been duly authorized, executed and delivered by the Assignee, and such authorization, execution and delivery and the terms and performance of this Agreement do not violate any obligation by which the Assignee is bound or any applicable law.
4.    Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such actions as the other parties shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of the transactions contemplated by this Agreement.
5.    Miscellaneous.
(a)    Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK; provided that, nothing herein shall be construed in a manner that is inconsistent with the Advisers Act to the extent the Advisers Act is applicable.
(b)    Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.
(c)    Beneficiaries of this Agreement. Nothing in this Agreement, expressed or implied, shall give to any person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.
ASSIGNOR:
Carey Financial, LLC
By: /s/ Trisha Miller
Name:     Trisha Miller
Title:     Chief Executive Officer

ASSIGNEE:
Guggenheim Funds Distributors, LLC

By:/s/ Amy Lee
Name:     Amy Lee

Title:	Vice President, General Counsel and Secretary
Carey Credit Income Fund and each feeder fund listed on Schedule A of the Dealer Manager Agreement

By: /s/ John Palmer
Name:     John Palmer
Title:    Vice President